                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                         VANGUARD MONEY MARKET RESERVES


1. Average Annual Total Return (As of November 30, 1997)


        P (1 + T)(n) = ERV


     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
         Prime
      One Year
           P =   $1,000
           T =   5.41%
           N =   1
         ERV =   $1,054.09
     Five Year
           P =   $1,000
           T =   4.68%
           N =   5
         ERV =   $1,257.12
      Ten Year
           P =   $1,000
           T =   5.88%
           N =   10
         ERV =   $1,770.14
       Federal
      One Year
           P =   $1,000
           T =   5.35%
           N =   1
         ERV =   $1,053.53
     Five Year
           P =   $1,000
           T =   4.63%
           N =   5
         ERV =   $1,254.13
      Ten Year
           P =   $1,000
           T =   5.76%
           N =   10
         ERV =   $1,750.01

    Prime Institutional Shares
      One Year
           P =   $1,000
           T =   5.59%
           N =   1
         ERV =   $1,055.86
    Five Years
           P =   $1,000
           T =   4.86%
           N =   5
         ERV =   $1,267.86
    Ten Years
           P =   $1,000
           T =   5.48%*
           N =   *
         ERV =   $1,545.69*


* Since Inception on October 3, 1989